                                                                    Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form SB-2 of our report dated May 20, 1999, relating to the December 31, 1998 financial statements of ThinWeb Software Incorporated, which appears in such prospectus. We also consent to the reference to us under the heading "Experts" in such prospectus. It should be noted that PricewaterhouseCoopers LLP has not prepared or certified the information under the heading "Selected Financial Data" or the September 30, 1999 financial statements included in such prospectus.

                                          /s/PricewaterhouseCoopers LLP

Halifax, Canada                              Chartered Accountants
February 16, 2000